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                    COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

                Exhibit 11 - Computation of Per Share Earnings

                   (In thousands, except per share amounts)

                                                         Three months ended                  Nine months ended
                                                            September 30,                       September 30,
                                                      ---------------------------        -----------------------------
                                                         1996             1995              1996              1995
                                                      ----------       ----------        -----------       -----------
                                                               (unaudited)                        (unaudited)
Primary earnings per common share

Net earnings                                          $    4,945       $    4,827        $    23,041       $    13,476
Preferred dividend                                          (225)            (300)              (675)             (900)
                                                      ----------       ----------        -----------       -----------
                                                      $    4,720       $    4,527        $    22,366       $    12,576
                                                      ==========       ==========        ===========       ===========

Average common shares outstanding                         44,765           34,428             44,548            34,115
Average common share equivalents                           2,566            2,778              2,722             2,361
                                                      ----------       ----------        -----------       -----------
Average number of common shares and
 common share equivalents outstanding                     47,331           37,206             47,270            36,476
                                                      ==========       ==========        ===========       ===========
Primary earnings per common share                        $   .10          $   .12            $   .47           $   .34
                                                      ==========       ==========        ===========       ===========
Fully diluted earnings per common share

Primary net earnings                                  $    4,945       $    4,827        $    23,041       $    13,476
Preferred dividend                                                           (300)                                (900)
Interest expense, net of income tax expense                   23              250                 69               750
                                                      ----------       ----------        -----------       -----------
                                                      $    4,968       $    4,777        $    23,110       $    13,326
                                                      ==========       ==========        ===========       ===========
Average common shares outstanding                         44,765           34,428             44,548            34,115
Average common share equivalents                           2,566            2,971              2,723             3,137
Additional shares issuable                                 2,603            8,409              2,603             8,409
                                                      ----------       ----------        -----------       -----------
Average number of common shares
 assuming full dilution                                   49,934           45,808             49,874            45,661
                                                      ==========       ==========        ===========       ===========
Fully diluted earnings per common share                  $   .10          $   .10            $   .46           $   .29
                                                      ==========       ==========        ===========       ===========
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